Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-127410) pertaining to the IAC/InterActiveCorp Retirement Savings Plan of our report dated June 17, 2011, with respect to the financial statements and schedule of the IAC/InterActiveCorp Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2010.

/s/ ERNST & YOUNG LLP

New York, New York
June 17, 2011